UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 2, 2014
(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	333-197099 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Corvus Gold Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K (the “Form 8-K”), filed with the Securities and Exchange Commission on August 28, 2014 (the “Original Filing Date”), solely to correct an inadvertent typo of “CAD$6.18” under Item 7.01. Regulation FD Disclosure. The Company raised CAD$6.18 million in its public offering not “CAD$6.18” and the typo has been corrected to reflect the amount raised in the public offering in this Amendment No. 1.

Item 7.01. Regulation FD Disclosure.

On August 28, 2014, the Company issued a press release announcing the close of a CAD$6.18 million public offering of its common shares in the United States and Canada.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Press Release, dated August 28, 2014

* Previously furnished on the Current Report on Form 8-K filed with the SEC on August 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: September 3, 2014	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Press Release, dated August 28, 2014

* Previously furnished on the Current Report on Form 8-K filed with the SEC on August 28, 2014.